Exhibit 24.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.33-46831 and 33-34458) of Integrated Device Technology, Inc. of our report dated April 27, 1994, listed in the index appearing under Item 8 of the Annual Report on Form 10-K.




PRICE WATERHOUSE
San Jose, California
May 18, 1994